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                                                                   EXHIBIT 10.14

















                          AMCAST INDUSTRIAL CORPORATION

                              AMENDED AND RESTATED

                            LONG-TERM INCENTIVE PLAN


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                          Amcast Industrial Corporation
                            Long-Term Incentive Plan

ARTICLE I.  PURPOSE.

         1.1. PURPOSE - The Amcast Industrial Corporation Long-Term Incentive Plan (the "Plan") is designed to link the compensation of senior management with the long-term performance of the company and to encourage those managers whose continued employment is significant to the company to continue their employment with the company. The Plan is also designed to increase the ownership of company stock of key managers. The Plan is not an agreement by the company of continued employment or of continued participation in the Plan for any individual Plan participant.

         1.2. INTENT - The purpose of the Plan is to assist the company to attract, retain, and motivate capable managers during the long term. In order to achieve this purpose, it is the intent that annually new Awards and targets be established by the Committee, for employees designated at the time of the Award.

ARTICLE II.  AWARDS.

         2.1. AWARD - Awards under the Plan shall consist of a Stock Option and a target Cash Award (together, the "Award").

         2.2. STOCK OPTION - The Option is a grant of stock options under the terms of the 1989 Amcast Stock Option Plan and is governed by the rules of that plan. Stock options granted as part of the Plan will be granted on the first working day of September and will expire ten years after the date of the grant.

         2.3. CASH AWARDS - Cash Awards under the Plan are based on a percentage of the participant's salary as established by the Board of Directors and are earned based on the company's performance over a three-year period beginning with the start of the fiscal year following the establishment of the award levels for such period by the board (the "Award Period").

ARTICLE III.  STOCK OPTIONS.

         3.1. AMOUNT OF STOCK OPTION - The number of shares granted in the option will be equal to a fraction, the numerator of which is the participant's salary, multiplied by the participant's percent participation and the denominator of which is the stock price at the time of the grant.

         3.2. PERCENTAGE PARTICIPATION LEVEL - The percent participation level will be determined by the Compensation Committee of the Board of Directors.


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         3.3. TERMS - Stock Options granted under the Plan are granted under the
1989 Amcast Stock Option Plan and are subject to the rules of that plan. Such options may be exercised at any time, in the manner and at the terms permitted under the 1989 Stock Option Plan.

         3.4. EXPIRATION - Stock Options granted under the Plan will expire ten years from the date of the grant.

         3.5. EXERCISE REQUIREMENTS - Except as provided in Sections 3.5(a), 4.2(c) and 4.2(d) hereof, participants earning Cash Awards under the Plan are required to devote such awards to the exercise of Stock Options (unless all stock options have already been exercised earlier). The full amount of such Cash Award must be used for such purpose by the exercise of such Stock Options no later than fourteen (14) days after the receipt of the Cash Award earned under the Plan.

                  a. A participant receiving a Cash Award under the provisions of Section 4.2(c) or 4.2(d) hereof shall not be required to exercise an option or otherwise purchase company stock.

         3.6. STOCK RETENTION - Shares of stock obtained as a result of the exercise of Stock Options granted under the Plan may not be sold, hypothecated, pledged, loaned, encumbered, or disposed of in any manner by the participant for a period of three years following the date of the exercise.

                  a. Notwithstanding the foregoing, the participant shall have the right to sell a portion of such shares, not to exceed that percentage of the total number the participant has obtained by virtue of the exercise, which shall be sufficient to provide participant with the cash necessary to pay federal and state income tax incurred as a result of the receipt of a Cash Award or the exercise of a Stock Option.

                  b. In the event that any participant shall voluntarily retire from active employment with the Company or in the event that a Change of Control, as hereinafter defined shall occur within the three-year period provided for in this Section 3.6, or in the event participant shall die within such three-year period, such recipient or his or her heirs or estate shall be free to sell or otherwise dispose of or encumber such shares at that time.

         3.7. MARKET PRICE ALTERNATIVE - In the event that the market price of the company's stock should be less than the price of the option shares at the time a Cash Award is earned and paid, the company, at its option, will sell from the treasury and the participant will purchase, company shares at the then current market price in a number of shares equal in value to the total of the participant's Cash Award less any tax incurred as a result of the Award. Amounts less than the market value of a single share need not be converted to company stock.

ARTICLE IV.  EARNINGS CASH AWARDS.

         4.1. AMOUNT OF CASH AWARD - Cash Awards and targets will be established annually by the Committee.



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4.2. REQUIREMENTS - In order to earn the Cash Awards under the terms of the
Plan:

                  a. The participant must be an active employee of the company at the end of the Award Period.

                  b. The company's Return on Beginning Equity ("ROE") during the Award Period must equal or exceed the threshold ROE established by the Board of Directors at the time of the award.

                           (i)  At the end of each fiscal year, during the Award
Period, the company shall calculate the after-tax ROE based on the company's equity at the beginning of such fiscal year.

                                    (A) In calculating the ROE, certain material
nonoperating income and expense items may be excluded from the calculations at the discretion of the Committee.

                                    (B) Such calculation shall be made after all
expense for the plan have been accrued and deducted.

                           (ii) At the end of the third fiscal year, the ROE for
each of the years of the Award Period shall be averaged. This average shall be the ROE for the Award Period.

                     (A)  e.g.   1991 - 15% ROE
                                 1992 - 12% ROE
                                 1993 - 18% ROE
                                        ---
                                          45% / 3 = 15% ROE

                  c. Notwithstanding Section 4.2(a) above, a participant who has voluntarily retired at age 60 or older during the Award Period shall be eligible for a PRO RATA portion of any award such participant would have earned had such participant remained in the company's employ during the entire Award Period. Such Cash Award shall be paid at the same time as payments are made to actively employed participants for the same Award Period.

                           (i)  Such award shall be equal to a fraction of the
total award, the denominator of which is the total number of months in the Award Period and the numerator of which is the number of months during the Award Period in which participant was a full-time company employee.

                  d. Notwithstanding Section 4.2(a) above, in the event of a Change of Control, as defined in the form of contract approved for certain of the executives of the company by the Board of Directors of the company on December 19, 1989 ("Change of Control"), the participants shall be entitled to a Cash Award for all Awards outstanding as of the date of the occurrence of the Change of Control, equal to the amount such participant could have earned had such participant continued in the company's employ during the entire Award Period from all then outstanding Cash Awards and assuming ROE for each Award Period equals 100% of target ROE.




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ARTICLE V.  ADMINISTRATION.

         5.1. ADMINISTRATION - The Compensation Committee of the Board of Directors (the "Committee") shall administer the Plan.

                  a. The Committee, on the recommendation of the company's Chief Executive Officer, shall establish:

                      (i)    the participants;

                      (ii)   the award target cash levels;

                      (iii)  the option grants;

                      (iv)   ROE levels required for payment of Cash Awards; and

                      (v) other rules and guidelines necessary or useful for the operation of the Plan.

                  b. The Committee, from time to time during the Award Period, may in its sole discretion, make an adjustment in the amounts of option grants so as to enable the participant to maintain the same percentage of equity ownership of the company, based on the option grant necessitated by material increases or decreases in the number of shares of company stock outstanding from time to time.

                  c. The Committee shall be the sole arbitrator as to whether participants have successfully earned Cash Awards and the amount of such Cash Awards.

                           (i)  The Committee shall be entitled to call upon the
services of such company employees and outside professionals as it may deem proper to assist in making such decisions.

                           (ii) The decision of the Committee shall be final,
binding, and not subject to appeal.

ARTICLE VI.  MISCELLANEOUS.

         6.1. EFFECT ON PENSION - No award made or earned under the terms of the Plan shall be deemed as "Compensation" for the purposes of the calculation of any pension or other benefit, retirement, or deferred compensation plan sponsored or participated in by the company.

         6.2. SALARY INCREASE RESTRICTION - Any participant in the Plan whose salary level, at the time of a normal merit adjustment, is at or above the midpoint range established by the company, may, at the option of the Committee, have salary reviews deferred from an annual basis to a biannual basis during any years constituting part of an Award Period.

         6.3. AMENDMENT AND TERMINATION - The Plan may be altered or terminated only by action of three-fourths (3/4) of the entire Board of Directors of the company at a valid meeting.



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Such termination shall in no way effect, alter, or reduce any right of any participant existing at the time of the termination.

         6.4. EFFECT ON QUALIFIED PLANS - The adoption, administration, amendment, or termination of the Plan shall have no effect upon any qualified retirement plan of the company as defined in ERISA or any other of the company's pension or benefit plans.

         6.5. THIS PLAN NOT AN EMPLOYMENT CONTRACT - This Plan does not give to any participant the right to be continued in employment or otherwise enlarge or affect employment status or rights of any participant.

         6.6. APPLICABLE LAW - All questions pertaining to the construction, validity, and effect of the provisions hereof are to be determined in accordance with the laws of the State of Ohio.

         6.7. NON-FUNDED PLAN - The entire cost of the Plan will be paid from the general assets of the company. It is the intent of the company to pay benefits under the Plan as they become due. No liability for the payment of benefits under the Plan shall be imposed upon any officer, director, employee, or stockholder of the company.

         6.8. PLAN NOT A QUALIFIED PLAN - The Plan is not intended to be a qualified pension plan or to be a benefit or welfare plan subject to ERISA.

         6.9. SEVERABILITY - If any provisions of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan, but this Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

         6.10. EFFECTIVE DATE - The Plan shall become effective upon the approval and adoption of this Plan by the Board of Directors.


                                    /s/ JOHN H. SHUEY
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                                    John H. Shuey, Chairman, President
                                    and Chief Executive Officer

ATTEST:


/s/ DENIS G. DALY
-------------------------------------
Denis G. Daly, Secretary





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